UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2005

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2005, Allied Capital Corporation (the "Company") entered into a $722.5 million unsecured revolving line of credit with Bank of America, N.A., as a lender and as administrative agent, and the other lenders thereunder. The revolving line of credit replaces the Company’s previous revolving line of credit, and expires on September 30, 2008. The amount of the revolving line of credit may be increased up to $922.5 million at the Company's option, subject to customary conditions. At the Company’s option, the revolving line of credit will bear interest at a rate equal to (i) LIBOR (for the period selected by the Company) plus 1.30% or (ii) the higher of the Federal Funds rate plus 0.50% or the Bank of America N.A. prime rate. The revolving line of credit requires the payment of an annual commitment fee equal to 0.20% of the committed amount (whether used or unused). The revolving line of credit generally requires payments of interest at the end of each LIBOR interest period, but no less frequently than quarterly, on LIBOR based loans, and monthly payments of interest on other loans. All principal is due upon maturity. At September 30, 2005, there were no borrowings outstanding under the revolving line of credit.

The revolving line of credit contains customary events of defaults (with grace periods where customary), including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or another default thereunder and failure to comply with certain customary financial and operating covenants. In the event that the Company defaults under certain provisions of the revolving line of credit, it will be prohibited from paying cash distributions to its stockholders.

In the ordinary course of business of their respective businesses, Bank of America, N.A., certain other lenders under the revolving line of credit and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.

The foregoing description of the revolving line of credit does not purport to be complete and is qualified in its entirety by reference to the full text of the revolving line of credit attached hereto as Exhibit 10.1.

In a press release dated September 30, 2005, the Company announced its entry into the unsecured revolving line of credit. The press release is attached to the Form 8-K as Exhibit No. 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit No. Description
10.1 Credit Agreement dated September 30, 2005

99.1 Press release dated September 30, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

September 30, 2005	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated September 30, 2005.
99.1	Press release dated September 30, 2005.